September 2014
Preliminary Terms No. 1,624 Registration Statement No. 333-178081 Dated September 15, 2014 Filed pursuant to Rule 433
STRUCTURED INVESTMENTS
Opportunities in U.S. Equities
Contingent Income Auto-Callable Step-Up Securities Based on the Performance of the S&P 500® Index due October     , 2029, With 5-Year Initial Non-Call Period
With Coupon Payments and the Payment at Maturity Subject to the Performance of the S&P 500® Index
Principal at Risk Securities
The securities offered are unsecured obligations of Morgan Stanley and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the index closing value of the S&P 500® Index is at or above the coupon barrier level of 75% of the initial index value on the related observation date. If, however, the index closing value is less than the coupon barrier level on any observation date, we will pay no coupon for the related quarterly period. The contingent quarterly coupons, if any, will be paid at an annual rate of: (i) in Years 1 to 5: 5.00%, (ii) in Years 6 to 10: 7.50% and (iii) in Years 11 to maturity: 10.00%. In addition, starting on the fifth anniversary of the original issue date, the securities will be automatically redeemed if the index closing value is greater than or equal to the initial index value on any annual redemption determination date for the early redemption payment equal to the sum of the stated principal amount plus the related contingent quarterly coupon. At maturity, if the securities have not previously been redeemed and the final index value is greater than or equal to the downside threshold level of 50% of the initial index value, the payment at maturity will be the stated principal amount, and, if the final index value is also greater than or equal to the coupon barrier level, the related contingent quarterly coupon. If, however, the final index value is less than the downside threshold level, investors will be exposed to the decline in the underlying index on a 1 to 1 basis and will receive a payment at maturity that is less than 50% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the 15-year term of the securities. These long-dated securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate that steps up at specified intervals in exchange for the risk of receiving few or no contingent quarterly coupons over the entire 15-year term with no possibility of being called out of the securities until after the initial 5-year non-call period. Investors will not participate in any appreciation of the S&P 500® Index. The securities are notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.
All payments are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.
SUMMARY TERMS
Issuer:		Morgan Stanley
Underlying index:		S&P 500® Index
Aggregate principal amount:		$
Stated principal amount:		$1,000 per security
Issue price:		$1,000 per security
Pricing date:		September , 2014
Original issue date:		October , 2014 (3 business days after the pricing date)
Maturity date:		October , 2029
Early redemption:
The securities are not subject to automatic early redemption until the fifth anniversary of the original issue date. Following this initial 5-year non-call period, if, on any redemption determination date, beginning on the third scheduled business day preceding October      , 2019, the index closing value is greater than or equal to the initial index value, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

Early redemption payment:
The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent quarterly coupon with respect to the related observation date.

Contingent quarterly coupon:
A contingent quarterly coupon will be paid on the securities on each coupon payment date but only if the index closing value of the underlying index is at or above the coupon barrier level on the related observation date. If payable, the contingent quarterly coupon will be paid at an annual rate of:
•  from and including the original issue date to but excluding October      , 2019: 5.00% (corresponding to approximately $12.50 per quarter per security)
•  from and including October      , 2019 to but excluding October      , 2024: 7.50% (corresponding to approximately $18.75 per quarter per security)
•  from and including October      , 2024 to but excluding the maturity date: 10.00% (corresponding to approximately $25.00 per quarter per security)
If, on any observation date, the index closing value is less than the coupon barrier level, we will pay no coupon for the applicable quarterly period. It is possible that the underlying index will remain below the coupon barrier level for extended periods of time or even throughout the entire 15-year term of the securities so that you will receive few or no contingent quarterly coupons.

Coupon barrier level:		, which is 75% of the initial index value
Payment at maturity:
•  If the final index value is greater than or equal to the downside threshold level:
the stated principal amount, and, if the final index value is also greater than or equal to the coupon barrier level, the contingent quarterly coupon with respect to the final observation date; or
•  If the final index value is less than the downside threshold level:
(i) the stated principal amount multiplied by (ii) the index performance factor.  Under these circumstances, the payment at maturity will be less than 50% of the stated principal amount of the securities and could be zero.

Downside threshold level:		, which is 50% of the initial index value
Terms continued on the following page
Agent:		Morgan Stanley & Co. LLC (“MS & Co.”), a wholly-owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:		Approximately $921.20 per security, or within $40.00 of that estimate. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions and fees	Proceeds to issuer(3)
Per security	$1,000	$30(1)	$965
$5(2)
Total	$	$	$
(1)
Selected dealers, including Morgan Stanley Wealth Management (an affiliate of the agent), and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $30 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.”  For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5 for each security.
(3)	See “Use of proceeds and hedging” on page 22.
The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement  and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.
You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.
Product Supplement for Auto-Callable Securities dated October 19, 2012	Index Supplement dated November 21, 2011
Prospectus dated November 21, 2011

Contingent Income Auto-Callable Step-Up Securities Based on the Performance of the S&P 500® Index due October      , 2029, With 5-Year Initial Non-Call Period
With Coupon Payments and the Payment at Maturity Subject to the Performance of the S&P 500® Index
Principal at Risk Securities

Terms continued from previous page:
Initial index value:	, which is the index closing value on the pricing date
Final index value:	The index closing value on the final observation date
Redemption determination dates:
Annually, on the third scheduled business day preceding each scheduled early redemption date, beginning on the third scheduled business day preceding October      , 2019, subject to postponement for non-index business days and certain market disruption events.

Early redemption dates:
Starting on October      , 2019, annually, on the          day of each October; provided that if any such day is not a business day, that early redemption payment will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day

Coupon payment dates:
Quarterly, on the          day of each January, April, July and October, beginning January      , 2015, provided that if any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day; provided further that the contingent quarterly coupon, if any, with respect to the final observation date will be paid on the maturity date.

Observation dates:
The third scheduled business day preceding each scheduled coupon payment date, beginning with the January      , 2015 coupon payment date, subject to postponement for non-index business days and certain market disruption events.  We also refer to the third scheduled business day prior to the scheduled maturity date as the final observation date.

Index performance factor:	Final index value divided by the initial index value
CUSIP / ISIN:	61761JTH2 / US61761JTH22
Listing:	The securities will not be listed on any securities exchange.

September 2014	Page 2

Contingent Income Auto-Callable Step-Up Securities Based on the Performance of the S&P 500® Index due October      , 2029, With 5-Year Initial Non-Call Period
With Coupon Payments and the Payment at Maturity Subject to the Performance of the S&P 500® Index
Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Step-Up Securities

Principal at Risk Securities

Contingent Income Auto-Callable Step-Up Securities Based on the Performance of the S&P 500® Index due October     , 2029, With 5-Year Initial Non-Call Period (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the index closing value of the S&P 500® Index is at or above 75% of the initial index value, which we refer to as the coupon barrier level, on the related observation date. If the index closing value is less than the coupon barrier level on any observation date, we will pay no coupon for the related quarterly period. The contingent quarterly coupons, if any, will be paid at an annual rate of: (i) in Years 1 to 5: 5.00%, (ii) in Years 6 to 10: 7.50% and (iii) in Years 11 to maturity: 10.00%. It is possible that the index closing value could remain below the coupon barrier level for extended periods of time or even throughout the entire 15-year term of the securities so that you will receive few or no contingent quarterly coupons during the term of the securities.  We refer to these coupons as contingent, because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if the underlying index were to be at or above the coupon barrier level on some quarterly observation dates, it may fluctuate below the coupon barrier level on others. In addition, if the securities have not been automatically called prior to maturity and the final index value is less than 50% of the initial index value, which we refer to as the downside threshold level, investors will be exposed to the decline in the underlying index on a 1 to 1 basis and will receive a payment at maturity that is less than 50% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly payments throughout the entire 15-year term of the securities.

Maturity:	Approximately 15 years
Contingent quarterly coupon:
A contingent coupon will be paid on the securities on each coupon payment date but only if the closing value of the underlying index is at or above the coupon barrier level on the related observation date. If payable, the contingent quarterly coupon will be paid at an annual rate of:

•  from and including the original issue date to but excluding October      , 2019: 5.00%  (corresponding to approximately $12.50 per quarter per security)
•  from and including October     , 2019 to but excluding October      , 2024: 7.50%  (corresponding to approximately $18.75 per quarter per security)
•  from and including October      , 2024 to but excluding the maturity date: 10.00%  (corresponding to approximately $25.00 per quarter per security)

If, on any observation date, the closing value of the underlying index is less than the coupon barrier level, we will pay no coupon for the applicable quarterly period.  It is possible that the underlying index will remain below the barrier level for extended periods of time or even throughout the 15-year term of the notes so that you will receive few or no contingent quarterly coupons.

Automatic early redemption on or after October , 2019:
Starting on October      , 2019, if the index closing value is greater than or equal to the initial index value on any annual redemption determination date, beginning on the third scheduled business day preceding October      , 2019, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon with respect to the related observation date.

Payment at maturity:
If the final index value is greater than or equal to the downside threshold level, investors will receive at maturity the stated principal amount, and, if the final index value is also greater than or equal to the coupon barrier level, the contingent quarterly coupon with respect to the final observation date.

September 2014	Page 3

Contingent Income Auto-Callable Step-Up Securities Based on the Performance of the S&P 500® Index due October      , 2029, With 5-Year Initial Non-Call Period
With Coupon Payments and the Payment at Maturity Subject to the Performance of the S&P 500® Index
Principal at Risk Securities

If the final index value is less than the downside threshold level, investors will receive a payment at maturity equal to the stated principal amount times the index performance factor. Under these circumstances, the payment at maturity will be less than 50% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $921.20, or within $40.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying index. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying index, instruments based on the underlying index, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent quarterly coupon rates, the coupon barrier level and the downside threshold level, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying index, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 12 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying index, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

September 2014	Page 4

Contingent Income Auto-Callable Step-Up Securities Based on the Performance of the S&P 500® Index due October      , 2029, With 5-Year Initial Non-Call Period
With Coupon Payments and the Payment at Maturity Subject to the Performance of the S&P 500® Index
Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the index closing value of the S&P 500® Index is at or above the coupon barrier level on the related observation date. The securities have been designed for investors who are willing to forgo market floating interest rates and accept the risk of receiving few or no coupon payments for the entire 15-year term of the securities in exchange for an opportunity to earn interest at a potentially above market rate if the S&P 500® Index closes at or above the coupon barrier level on each quarterly observation date until the securities are redeemed early or reach maturity.  The following scenarios are for illustrative purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent coupon may be payable with respect to none of, or some but not all of, the quarterly periods during the 15-year term of the securities, and the payment at maturity may be less than 50% of the stated principal amount of the securities and could be zero.

Scenario 1: The securities are redeemed prior to maturity
This scenario assumes that, prior to early redemption, the underlying index closes at or above the coupon barrier level on some quarterly observation dates but below the coupon barrier level on the others. Investors receive the contingent quarterly coupon for the quarterly periods for which the index closing value is at or above the coupon barrier level on the related observation date, but not for the quarterly periods for which the index closing value is below the coupon barrier level on the related observation date.

Starting on October      , 2019, when the underlying index closes at or above the initial index value on an annual redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent quarterly coupon with respect to the related observation date. If the securities are automatically redeemed, no further contingent quarterly coupon payments will be made.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity
This scenario assumes that the underlying index closes at or above the coupon barrier level on some quarterly observation dates and below the coupon barrier level on the others, and the underlying index closes below the initial index value on every annual redemption determination date. Consequently, the securities are not automatically redeemed, and investors receive the contingent quarterly coupon for the quarterly periods for which the index closing value is at or above the coupon barrier level on the related observation date, but not for the quarterly periods for which the index closing value is below the coupon barrier level on the related observation date. On the final observation date, the underlying index closes at or above the downside threshold level. At maturity, investors will receive the stated principal amount, and, depending on whether the final index value is greater than, equal to or below the coupon barrier level, the contingent quarterly coupon with respect to the final observation date.

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity
This scenario assumes that the underlying index closes at or above the coupon barrier level on some quarterly observation dates and below the coupon barrier level on the others, and the underlying index closes below the initial index value on every annual redemption determination date. Consequently, the securities are not automatically redeemed, and investors receive the contingent quarterly coupon for the quarterly periods for which the index closing value is at or above the coupon barrier level on the related observation date, but not for the quarterly periods for which the index closing value is below the coupon barrier level on the related observation date. On the final observation date, the underlying index closes below the downside threshold level. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the index performance factor. Under these circumstances, the payment at maturity will be less than 50% of the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario.

September 2014	Page 5

Contingent Income Auto-Callable Step-Up Securities Based on the Performance of the S&P 500® Index due October      , 2029, With 5-Year Initial Non-Call Period
With Coupon Payments and the Payment at Maturity Subject to the Performance of the S&P 500® Index
Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the index closing value on each quarterly observation date, (2) the index closing value on each annual redemption determination date (starting in October 2019) and (3) the final index value. Please see “Hypothetical Examples” beginning on page 7 for illustration of hypothetical payouts on the securities.Diagram #1: Contingent Quarterly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption (Starting only on October      , 2019)

September 2014	Page 6

Contingent Income Auto-Callable Step-Up Securities Based on the Performance of the S&P 500® Index due October      , 2029, With 5-Year Initial Non-Call Period
With Coupon Payments and the Payment at Maturity Subject to the Performance of the S&P 500® Index
Principal at Risk Securities

Diagram #3:  Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” below.

September 2014	Page 7

Contingent Income Auto-Callable Step-Up Securities Based on the Performance of the S&P 500® Index due October      , 2029, With 5-Year Initial Non-Call Period
With Coupon Payments and the Payment at Maturity Subject to the Performance of the S&P 500® Index
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly coupon is paid with respect to an observation date and how to calculate the payment at maturity if the securities have not been automatically redeemed early. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly coupon will be determined on each quarterly observation date, whether the securities are redeemed prior to maturity will be determined on each annual redemption determination date (beginning after 5 years) and the payment at maturity will be determined by reference to the index closing value on the final observation date. The actual initial index value, coupon barrier level and downside threshold level will be determined on the pricing date. All payments on the securities are subject to the credit risk of Morgan Stanley. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The below examples are based on the following terms:

Hypothetical Initial Index Value:	2,000
Hypothetical Coupon Barrier Level:	1,500, which is 75% of the hypothetical initial index value
Hypothetical Downside Threshold Level	1,000, which is 50% of the hypothetical initial index value
Contingent Quarterly Coupon:
•  From and including the original issue date to but excluding October      , 2019: 5.00% per annum (corresponding to approximately $12.50 per quarter per security)
•  From and including October      , 2019 to but excluding October      , 2024: 7.50% per annum (corresponding to approximately $18.75 per quarter per security)
•  From and including October      , 2024 to but excluding the maturity date: 10.00% per annum (corresponding to approximately $25.00 per quarter per security)
With respect to each coupon payment date, a contingent quarterly coupon is paid at the applicable annual rate only if the closing value of the underlying index is at or above the coupon barrier level on the related observation date.

Stated Principal Amount:	$1,000

In Example 1, the index closing value of the underlying index is greater than or equal to the initial index value on one of the annual redemption determination dates (beginning on the third preceding business day preceding October      , 2019). Because the index closing value is greater than or equal to the initial index value on such a date, the securities are automatically redeemed on the related early redemption date. In Examples 2, 3 and 4, the index closing value is less than the initial index value on all of the redemption determination dates, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Example 1—The securities are automatically redeemed following the annual redemption determination date in October, 2021, as the index closing value is equal to the initial index value on such redemption determination date. The underlying index declines substantially and the index closing value is at or above the coupon barrier level on only 13 of the 27 quarterly observation dates prior to (and excluding) the observation date immediately preceding the early redemption. Therefore, you would receive the contingent quarterly coupons with respect to those 13 observation dates, but not for the other 14 observation dates. The underlying index in this example, however, recovers and the index closing value is equal to the initial index value on the redemption determination date in October, 2021. Upon early redemption, investors receive the early redemption payment (which includes the contingent quarterly coupon with respect to the observation date immediately preceding the early redemption). The payments per security over the 7-year term of the securities are illustrated by the table below:

Observation Date(s)	Index Closing Value on Observation Date(s)	Applicable annual rate	Total Contingent Quarterly Coupon(s)	Early Redemption Payment
1 to 6	1,700 to 1,900	5.00% (corresponding to $12.50 per quarter)	$12.50 × 6 = $75.00	N/A
7 to 20	1,100 to 1,300	5.00% (corresponding to $12.50 per quarter)	$0	N/A
21 to 27	1,550 to 1,750	7.50% (corresponding to $18.75 per quarter)	$18.75 × 7 = $131.25	N/A
28	2,000	7.50% (corresponding to $18.75 per quarter)	—*	$1,018.75

September 2014	Page 8

Contingent Income Auto-Callable Step-Up Securities Based on the Performance of the S&P 500® Index due October      , 2029, With 5-Year Initial Non-Call Period
With Coupon Payments and the Payment at Maturity Subject to the Performance of the S&P 500® Index
Principal at Risk Securities

* The early redemption payment includes the unpaid contingent quarterly coupon with respect to the related observation date.

The total payment per security over the 7-year term of the securities is $75.00 + $131.25 + $1,018.75 = $1,225.00.

Example 2—The securities are not redeemed prior to maturity, as the index closing value is less than the initial index value on all annual redemption determination dates. The index closing value is at or above the coupon barrier level on all 60 quarterly observation dates including the final observation date, on which the index closing value is 1,550. Therefore, you would receive the contingent quarterly coupons with respect to the 59 observation dates prior to (and excluding) the final observation date and the payment at maturity (which includes the contingent quarterly coupon with respect to the final observation date), as illustrated by the table below:

Observation Date(s)	Index Closing Value on Observation Date(s)	Applicable annual rate	Total Contingent Quarterly Coupon(s)	Payment at Maturity
1 to 20	1,900 to 1,950	5.00% (corresponding to $12.50 per quarter)	$12.50 × 20 = $250	N/A
21 to 40	1,850 to ,1,950	7.50% (corresponding to $18.75 per quarter)	$18.75 × 20 = $375	N/A
41 to 59	1,600 to 1,850	10.00% (corresponding to $25.00 per quarter)	$25.00× 19 = $475	N/A
60	1,550	10.00% (corresponding to $25.00 per quarter)	—*	$1,025.00

* The payment at maturity includes the unpaid contingent quarterly coupon with respect to the final observation date.

The total payment per security over the 15-year term of the securities is $250 + $375 + $475 + $1,025.00 = $2,125.00.

This example illustrates the scenario where you receive a contingent quarterly coupon on every coupon payment date throughout the term of the securities and receive your principal back at maturity, and therefore represents the maximum amount payable over the 15-year term of the securities.

September 2014	Page 9

Contingent Income Auto-Callable Step-Up Securities Based on the Performance of the S&P 500® Index due October      , 2029, With 5-Year Initial Non-Call Period
With Coupon Payments and the Payment at Maturity Subject to the Performance of the S&P 500® Index
Principal at Risk Securities

Example 3—The securities are not redeemed prior to maturity, as the index closing value is less than the initial index value on all annual redemption determination dates. The index closing value is at or above the coupon barrier level on 20 of the 59 quarterly observation dates prior to (and excluding) the final observation date. On the final observation date, the underlying index closes at 1,200, which is below the coupon barrier level but above the downside threshold level. Therefore, you would receive the contingent quarterly coupons with respect to those 20 observation dates prior to (and excluding) the final observation date, but not for the other 39 observation dates, and the payment at maturity equal to $1,000 per security, as illustrated by the table below:

Observation Date(s)	Index Closing Value on Observation Date(s)	Applicable annual rate	Total Contingent Quarterly Coupon(s)	Payment at Maturity
1 to 10	1,550 to 1,900	5.00% (corresponding to $12.50 per quarter)	$12.50 × 10 = $125.00	N/A
11 to 20	1,300 to 1,450	5.00% (corresponding to $12.50 per quarter)	$0	N/A
21 to 40	1,200 to 1,250	7.50% (corresponding to $18.75 per quarter)	$0	N/A
41 to 50	1,550 to 1,600	10.00% (corresponding to $25.00 per quarter)	$25.00 × 10 = $250.00	N/A
51 to 59	1,200 to 1,400	10.00% (corresponding to $25.00 per quarter)	$0	N/A
60	1,200	10.00% (corresponding to $25.00 per quarter)	—	$1,000.00

The total payment per security over the 15-year term of the securities is $125.00 + $250.00 + $1,000.00 = $1,375.00.

In this example, no contingent quarterly coupon is paid with respect to the final observation date, because the final index value is less than the coupon barrier level.

Example 4—The securities are not redeemed prior to maturity, as the index closing value is less than the initial index value on all annual redemption determination dates. The index closing value is below the coupon barrier level on all of the quarterly observation dates, including the final observation date, on which the index closing value is 800. Therefore, you would receive (i) no contingent quarterly coupons and (ii) as the final index value is not only below the coupon barrier level but also below the downside threshold level, the payment at maturity calculated as $1,000 × 800 / 2,000 = $400.

Observation Date(s)	Index Closing Value on Observation Date(s)	Applicable annual rate	Total Contingent Quarterly Coupon(s)	Payment at Maturity
1 to 20	1,200 to 1,400	5.00% (corresponding to $12.50 per quarter)	$0	N/A
21 to 40	1,000 to 1,200	7.50% (corresponding to $18.75 per quarter)	$0	N/A
41 to 59	1,000 to 1,200	10.00% (corresponding to $25.00 per quarter)	$0	N/A
60	800	10.00% (corresponding to $25.00 per quarter)	—	$400.00

The total payment per security over the 15-year term of the securities is $0 + $400.00 = $400.00.

If the final index value is less than the downside threshold level, you will lose more than 50%, and possibly all, of your investment in the securities.

September 2014	Page 10

Contingent Income Auto-Callable Step-Up Securities Based on the Performance of the S&P 500® Index due October      , 2029, With 5-Year Initial Non-Call Period
With Coupon Payments and the Payment at Maturity Subject to the Performance of the S&P 500® Index
Principal at Risk Securities

Risk Factors

The following is a list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

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The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final index value is less than the downside threshold level of 50% of the initial index value, you will be exposed to the decline in the value of the underlying index, as compared to the initial index value, on a 1 to 1 basis and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the index performance factor. In this case, the payment at maturity will be less than 50% of the stated principal amount and could be zero.

▪
The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the index closing value of the S&P 500® Index is at or above 75% of the initial index value, which we refer to as the coupon barrier level, on the related observation date. If, on the other hand, the index closing value is lower than the coupon barrier level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. It is possible that the index closing value could remain below the coupon barrier level for extended periods of time or even throughout the entire 15-year term of the securities so that you will receive few or no contingent quarterly coupons. If you do not earn sufficient contingent coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

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The contingent coupon, if any, is based only on the value of the underlying index on the related quarterly observation date at the end of the related interest period. Whether the contingent coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the closing value of the underlying index on the relevant quarterly observation date. As a result, you will not know whether you will receive the contingent coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent coupon is based solely on the value of the underlying index on quarterly observation dates, if the closing value of the underlying index on any observation date is below the coupon barrier level, you will receive no coupon for the related interest period, even if the level of the underlying index was higher on other days during that interest period.

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Investors will not participate in any appreciation in the underlying index. Investors will not participate in any appreciation in the underlying index from the initial index value, and the return on the securities will be limited to the contingent quarterly coupon that is paid with respect to each observation date on which the index closing value is greater than or equal to the coupon barrier level, if any.

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The market price will be influenced by many unpredictable factors.  Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of the underlying index on any day, including in relation to the coupon barrier level and downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in value) of the S&P 500® Index,

o	whether the index closing value of the S&P 500® Index has been below the coupon barrier level on any observation date,

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With Coupon Payments and the Payment at Maturity Subject to the Performance of the S&P 500® Index
Principal at Risk Securities

o
geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying index or securities markets generally and which may affect the value of the underlying index,

o	dividend rates on the securities underlying the S&P 500® Index,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the composition of the S&P 500® Index and changes in the constituent stocks of such index, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. In particular, if the S&P 500® Index has closed near or below the coupon barrier level, and especially if it has closed near or below the downside threshold level, the market value of the securities is expected to decrease substantially and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

You cannot predict the future performance of the S&P 500® Index based on its historical performance. The value of the underlying index may decrease and be below the coupon barrier level on each observation date so that you will receive no return on your investment, and the underlying index may close below the downside threshold level on the final observation date so that you will lose more than 50% or all of your initial investment in the securities. There can be no assurance that the closing value of the underlying index will be at or above the coupon barrier level on any observation date so that you will receive a coupon payment on the securities for the applicable interest period, or that it will be at or above the downside threshold level on the final observation date so that you do not suffer a significant loss on your initial investment in the securities. See “S&P 500® Index Overview” below.

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The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on Morgan Stanley’s ability to pay all amounts due on the securities at maturity and therefore you are subject to the credit risk of Morgan Stanley. The securities are not guaranteed by any other entity. If Morgan Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness. Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the securities.

▪
Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. In addition, if the securities are redeemed prior to maturity, you may not receive the benefit of the step-up in the coupon rates in the later part of the term of the securities. However, under no circumstances will the securities be redeemed in the first five years of the term of the securities.

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Investing in the securities is not equivalent to investing in the underlying index.  Investing in the securities is not equivalent to investing in the underlying index or its component stocks. Investors in the securities will not participate in any appreciation of the underlying index, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the underlying index.

▪
The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 15-year term of the securities.  The

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With Coupon Payments and the Payment at Maturity Subject to the Performance of the S&P 500® Index
Principal at Risk Securities

securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

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The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us.  Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 12 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying index, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

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The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price.  These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your notes in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

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The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase the securities at any time in secondary market transactions will likely be significantly lower than the original issue price, since secondary market prices are likely to exclude commissions paid with respect to the securities and the cost of hedging our obligations under the securities that are included in the original issue price. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. These secondary market prices are also likely to be

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Principal at Risk Securities

reduced by the costs of unwinding the related hedging transactions. Our subsidiaries may realize a profit from the expected hedging activity even if investors do not receive a favorable investment return under the terms of the securities or in any secondary market transaction. In addition, any secondary market prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

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Hedging and trading activity by our subsidiaries could potentially affect the value of the securities.  One or more of our subsidiaries and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying index or its component stocks), including trading in the stocks that constitute the underlying index as well as in other instruments related to the underlying index. Some of our subsidiaries also trade the stocks that constitute the underlying index and other financial instruments related to the underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial index value, and, therefore, could increase (i) the value at or above which the underlying index must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment, (ii) the coupon barrier level, which is the value at or above which the underlying index must close on the observation dates so that you receive a contingent quarterly coupon on the securities, and (iii) the downside threshold level, which is the value at or above which the underlying index must close on the final observation date so that you are not exposed to the negative performance of the underlying index at maturity. Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of the underlying index on the redemption determination dates and the observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you receive at maturity, if any.

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The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities.  As calculation agent, MS & Co. will determine the initial index value, the coupon barrier level and the downside threshold level, whether you receive a contingent quarterly coupon on each coupon payment date and/or at maturity, whether the securities will be redeemed on any early redemption date and the payment at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the index closing value in the event of a market disruption event or discontinuance of the underlying index.  These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see "Description of Auto-Callable Securities—Postponement of Determination Dates," "—Alternate Exchange Calculation in Case of an Event of Default,” "—Discontinuance of Any Underlying Index; Alternation of Method of Calculation” and "—Calculation Agent and Calculations" in the accompanying product supplement  In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

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Adjustments to the underlying index could adversely affect the value of the securities. The publisher of the underlying index may add, delete or substitute the component stocks of the underlying index or make other methodological changes that could change the value of the underlying index. Any of these actions could adversely affect the value of the securities. The publisher of the underlying index may also discontinue or suspend calculation or publication of the underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index on any observation date, the determination of whether a contingent quarterly coupon will be payable on the securities on the applicable coupon payment date, whether the securities will be automatically redeemed and/or the amount payable at maturity, will be based on the value of the underlying index based on the closing prices of the stocks constituting the underlying index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating the underlying index last in effect prior to such discontinuance, as compared to the coupon barrier level, initial index value or downside threshold level, as applicable.

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With Coupon Payments and the Payment at Maturity Subject to the Performance of the S&P 500® Index
Principal at Risk Securities

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The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Provisions—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a contingent quarterly coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the contingent quarterly coupons, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. Because a security provides for the return of principal except where the final index value is below the downside threshold level, the risk that a security would be recharacterized, for U.S. federal income tax purposes, as a debt instrument is higher than with other equity-linked securities that do not contain similar provisions. Non-U.S. Holders should note that we currently intend to withhold on any contingent quarterly coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors  should be subject to withholding tax. Both U.S. and Non-U.S. Holders (as defined below) should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

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With Coupon Payments and the Payment at Maturity Subject to the Performance of the S&P 500® Index
Principal at Risk Securities

S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by Standard & Poor’s Financial Services LLC (“S&P”), consists of stocks of 500 component companies selected to provide a performance benchmark for the U.S. equity markets. The calculation of the S&P 500® Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P 500® Index” in the accompanying index supplement.

Information as of market close on September 12, 2014:

Bloomberg Ticker Symbol:	SPX
Current Index Value:	1,985.54
52 Weeks Ago:	1,683.42
52 Week High (on 9/5/2014):	2,007.71
52 Week Low (on 10/8/2013):	1,655.45

The following graph sets forth the daily closing values of the underlying index for the period from January 1, 2004 through September 12, 2014. The related table sets forth the published high and low index closing values, as well as end-of-quarter index closing values of the underlying index for each quarter for the period from January 1, 2009 through September 12, 2014. The closing value of the underlying index on September 12, 2014 was 1,985.54. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The underlying index has at times experienced periods of high volatility, and you should not take the historical values of the underlying index as an indication of its future performance. No assurance can be given as to the level of the underlying index on any observation date, including the final observation date.

Underlying Index Historical Performance – Daily Index Closing Values January 1, 2004 to September 12, 2014

* The black dashed line in the graph indicates the hypothetical coupon barrier level, and the red solid line indicates the hypothetical downside threshold level, in each case assuming the index closing value on September 12, 2014 were the initial index value.

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With Coupon Payments and the Payment at Maturity Subject to the Performance of the S&P 500® Index
Principal at Risk Securities

S&P 500® Index	High	Low	Period End
2009
First Quarter	934.70	676.53	797.87
Second Quarter	946.21	811.08	919.32
Third Quarter	1,071.66	879.13	1,057.08
Fourth Quarter	1,127.78	1,025.21	1,115.10
2010
First Quarter	1,174.17	1,056.74	1,169.43
Second Quarter	1,217.28	1,030.71	1,030.71
Third Quarter	1,148.67	1,022.58	1,141.20
Fourth Quarter	1,259.78	1,137.03	1,257.64
2011
First Quarter	1,343.01	1,256.88	1,325.83
Second Quarter	1,363.61	1,265.42	1,320.64
Third Quarter	1,353.22	1,119.46	1,131.42
Fourth Quarter	1,285.09	1,099.23	1,257.60
2012
First Quarter	1,416.51	1,277.06	1,408.47
Second Quarter	1,419.04	1,278.04	1,362.16
Third Quarter	1,465.77	1,334.76	1,440.67
Fourth Quarter	1,461.40	1,353.33	1,426.19
2013
First Quarter	1,569.19	1,457.15	1,569.19
Second Quarter	1,669.16	1,541.61	1,606.28
Third Quarter	1,725.52	1,614.08	1,681.55
Fourth Quarter	1,848.36	1,655.45	1,848.36
2014
First Quarter	1,878.04	1,741.89	1,872.34
Second Quarter	1,962.87	1,815.69	1,960.23
Third Quarter (through September 12, 2014)	2,007.71	1,909.57	1,985.54

License Agreement between S&P and Morgan Stanley

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of S&P and have been licensed for use by Morgan Stanley. For more information, see “S&P 500® Index—License Agreement between S&P and Morgan Stanley” in the accompanying index supplement.

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With Coupon Payments and the Payment at Maturity Subject to the Performance of the S&P 500® Index
Principal at Risk Securities

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Underlying index publisher:	Standard & Poor’s Financial Services LLC
Interest period:	Quarterly
Record date:
The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Day count convention:	30/360
Postponement of coupon payment dates (including the maturity date) and early redemption dates:
If any observation date or redemption determination date is postponed due to a non-index business day or certain market disruption events so that it falls less than two business days prior to the relevant scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date will be postponed to the second business day following that observation date or redemption determination date as postponed, and no adjustment will be made to any coupon payment or early redemption payment made on that postponed date.

Denominations:	$1,000 per security and integral multiples thereof
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:
Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of ownership and disposition of the securities. This discussion applies only to initial investors in the securities who:

•      purchase the securities at their “issue price,” which will equal the first price at which a substantial amount of the securities is sold to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and
•      will hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•      certain financial institutions;
•      insurance companies;
•      certain dealers and traders in securities, commodities or foreign currencies;
•      investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;
•      U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•      partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
•      regulated investment companies;
•      real estate investment trusts;
•      tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively; or
•      persons subject to the alternative minimum tax.

As the law applicable to the U.S. federal income taxation of instruments such as the securities

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Principal at Risk Securities

is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed, nor are any consequences resulting from the Medicare tax on investment income.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a contingent quarterly coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•      a citizen or individual resident of the United States;
•      a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or
•      an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Contingent Quarterly Coupon. Any contingent quarterly coupon on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any contingent quarterly coupon paid at settlement and may not include sale proceeds

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Principal at Risk Securities

attributable to an accrued coupon, which may be treated as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the contingent quarterly coupons, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the tax treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. Because a security provides for the return of principal except where the final index value is below the downside threshold level, the risk that a security would be recharacterized, for U.S. federal income tax purposes, as a debt instrument is higher than with other equity-linked securities that do not contain similar provisions.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

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Principal at Risk Securities

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•      an individual who is classified as a nonresident alien;
•      a foreign corporation; or
•      a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•      a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;
•      certain former citizens or residents of the United States; or
•      a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any contingent quarterly coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, the securities may be treated as U.S. situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any contingent quarterly coupon and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

FATCA Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on

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With Coupon Payments and the Payment at Maturity Subject to the Performance of the S&P 500® Index
Principal at Risk Securities

payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and, if made after December 31, 2016, to payments of gross proceeds of the sale or exchange (including retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. While the treatment of the securities is unclear, you should assume that any contingent quarterly coupon payment on the securities will be subject to the FATCA rules. It is also possible in light of this uncertainty that an applicable withholding agent will treat gross proceeds of the sale or exchange (including retirement) of the securities as being subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Use of proceeds and hedging:
The proceeds we receive from the sale of the securities will be used for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our subsidiaries and/or third party dealers. We expect our hedging counterparties to take positions in the stocks constituting the underlying index, in futures and/or options contracts on the underlying index or its component stocks listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial index value, and, therefore, could increase (i) the value at or above which the underlying index must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment, (ii) the coupon barrier level, which is the value at or above which the underlying index must close on the observation dates so that you receive a contingent quarterly coupon on the securities, and (iii) the downside threshold level, which is the value at or above which the underlying index must close on the final observation date so that you are not exposed to the negative performance of the underlying index at maturity.  Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of the underlying index on the redemption determination dates and other observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Benefit plan investor considerations:
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be

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Principal at Risk Securities

considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)    the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and

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Principal at Risk Securities

shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)   we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:
Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:
The agent may distribute the securities through Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley. Selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $30 for each security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $5 for each security.

MS & Co. is our wholly-owned subsidiary and it and other subsidiaries of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036

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With Coupon Payments and the Payment at Maturity Subject to the Performance of the S&P 500® Index
Principal at Risk Securities

(telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.
Where you can find more information:
Morgan Stanley has filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated October 19, 2012

Index Supplement dated November 21, 2011

Prospectus dated November 21, 2011

Terms used in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus. As used in this document, the “Company,” “we,” “us” and “our” refer to Morgan Stanley.

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